FOURTH AMENDMENT TO AGREEMENT OF SALE

                                (Ammendale II)

     THIS FOURTH AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is entered into as of the 18th day of February, 1997, by and between WRIT LIMITED PARTNERSHIP ("Purchaser") and AMMENDALE-II LIMITED PARTNERSHIP ("Seller").

                                  WITNESSETH:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale (Ammendale II) dated November 29, 1996 (as amended, the "Agreement") for the purchase and sale of the property commonly known as Lot 17, Ammendale Business Campus, located in Beltsville, Maryland (the "Premises"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

     B. Purchaser and Seller now desire to amend the Agreement as follows:

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Closing Date, as defined in Paragraph 8 of the Agreement, shall be changed to December February 28, 1997.

     2.  The Escrow Agreement is hereby modified to conform with Paragraph 1 .

     3. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                         PURCHASER:

                         WRIT LIMITED PARTNERSHIP

                         By: Washington Real Estate Investment Trust, General Partner

                         By:   /s/ Thomas L. Regnell
                              ------------------------------------
                         Name:     Thomas L. Regnell
                              ------------------------------------
                         Its:      Vice President
                              ------------------------------------


                         SELLER:

                         AMMENDALE-II LIMITED PARTNERSHIP

                         By:  Prince George Partners, Inc.,
                              its general partner

                              By:   /s/ Jerry M. Ogle
                                   -------------------------------------
                              Name:     Jerry M. Ogle
                                   -------------------------------------
                              Its:      Managing Director and Secretary
                                   -------------------------------------
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